Exhibit 99.1

Minerva Surgical Reports First Quarter 2022 Financial Results

Santa Clara, Calif. – May 11, 2022 (GLOBE NEWSWIRE) – Minerva Surgical, Inc. (Nasdaq: UTRS) (Minerva Surgical or the Company), a woman's health company focused on the treatment of Abnormal Uterine Bleeding (AUB), today reported first quarter financial results for the period ended March 31, 2022.

First Quarter and Business Highlights:

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Reported revenue of $10.9 million in the first quarter of 2022, compared with revenue of $11.8 million in the first quarter of 2021.
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Symphion revenues of $2.7 million were up 20% from Q1 2021.
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DTC (direct-to-consumer) digital marketing campaign launched in 10 markets.
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Website visitors for AUBandMe.com up from 650 visitors in January to over 14,000 new visitors in April.
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238 new accounts added in the past 12 months focusing on both new Minerva and Symphion products.

"In March we held our first in-person national sales meeting in two years, and despite the rather slow start to sales experienced in January and February, our team is now seeing our sales trending up, especially with Symphion,” said David M. Clapper, Minerva Surgical’s Chief Executive Officer. “We’re encouraged with the number of Symphion evaluations currently in process at both existing Minerva accounts and new hospitals. We look forward to continuing to grow the business as patients feel more comfortable returning to the hospital setting to seek treatment for their abnormal uterine bleeding.”

First Quarter 2022 Financial Results

Revenue was $10.9 million for the first quarter of 2022, compared to $13.6 million in the fourth quarter of 2021 and $11.8 million for the first quarter of 2021. The 7.6% decrease in revenue compared to the first quarter of 2021, was the result of a decrease in revenue for our endometrial ablation products, Minerva ES and Genesys HTA, partially offset by an increase in Symphion product revenue. We believe these trends are consistent with those experienced by other participants in the markets that we serve.

Overall gross margin was 49.5% for the first quarter of 2022, compared to 57.7% in the same period of 2021. The gross margin was negatively impacted by the product mix shift from Minerva ES and Genesys HTA to Symphion which has a lower gross margin. Additionally, our fixed overhead costs were spread over a smaller base of product revenue in the first quarter of 2022, contributing to the decrease in gross margin.

Operating expenses were $15.7 million for the first quarter of 2022, compared to $11.6 million in the same period of 2021. The increase in operating expenses was driven by: (1) increases in sales and marketing expenses due to expansion of the sales force as well as an increase in spending on physician and patient outreach, (2) additional general and administrative expenses associated with operating as a public company, and (3) an increase in non-cash stock-based compensation expenses due to option grants to new employees, and refresh option and restricted stock unit (RSU) grants to existing employees, combined with an increase in the per share fair value of the options and RSUs granted compared to prior periods.

Net loss in the first quarter 2022 was $10.9 million, compared to a net loss of $14.9 million for the same period in 2021.

Adjusted EBITDA for the first quarter of 2022 was negative $6.3 million, compared to negative $2.2 million in the same period of 2021.

Financial Outlook for Fiscal Year 2022

Annual revenue guidance is unchanged from previous levels of $60 million to $63 million. Sales revenue has been significantly impacted over the past two years, including the first quarter 2022, by both government and hospital restrictions on elective surgeries in select markets and staffing challenges at hospitals. Our guidance assumes that recent increases and ordering patterns with our customers continue to return to pre-pandemic levels. For the remaining three quarters of 2022, the Company is cautiously optimistic that its customers will return to surgery schedules that are more in-line with pre-COVID levels with hospital environments and patient behaviors continuing to improve.

Webcast and Conference Call Information

Minerva Surgical will host a conference call to discuss the first quarter 2022 financial results after market close on Wednesday, May 11, 2022 at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. The conference call can be accessed live over the phone (877) 804-7316 for U.S. callers or (629) 228-0696 for international callers, using conference ID: 5665795. The live webinar can be accessed at https://ir.minervasurgical.com.

Use of Non-GAAP Financial Measures

Adjusted EBITDA and Adjusted EBITDA Margin

To provide investors with additional information regarding the Company’s financial results, it has provided EBITDA and adjusted EBITDA. The Company calculates EBITDA, a non-GAAP financial measure, as net income/(loss) excluding depreciation and amortization, interest expense and income tax benefit. The Company calculates adjusted EBITDA, a non-GAAP financial measure by further excluding non-cash items for stock-based compensation expenses, change in fair value of redeemable convertible preferred stock warrant liability, change in fair value of contingent consideration liability and change in fair value of derivative liabilities. EBITDA margin represents EBITDA as a percentage of revenue. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenue. EBITDA and Adjusted EBITDA should be viewed as measures of operating performance that are supplements to, and not substitutes for, operating (income) loss, net (income) loss and other U.S. GAAP measures of income and loss.

The Company has included adjusted EBITDA in this earnings release because it is a key measure used by the Company’s management and board of directors to evaluate and compare the Company’s financial and operational performance over multiple periods, identifying trends affecting the Company’s business, formulating business plans and making strategic decisions. In particular, the exclusion of certain expenses in calculating adjusted EBITDA facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses and certain non-recurring variable charges. In addition, the Company believes that providing each of EBITDA and Adjusted EBITDA, together with a reconciliation of net loss to each such measure, helps investors make comparisons between Minerva Surgical and other companies that may have different capital structures, different tax rates, and/or different forms of employee compensation.

Each of EBITDA and Adjusted EBITDA is used by the Company’s management team as an additional measure of Company performance for purposes of business decision-making, including managing expenditures, and evaluating potential acquisitions. Period-to-period comparisons of EBITDA and Adjusted EBITDA help the Company’s management identify additional trends in our financial results that may not be shown solely by period-to-period comparisons of net income or income from continuing operations. Each of EBITDA and Adjusted EBITDA has inherent limitations because of the excluded items, and may not be directly comparable to similarly titled metrics used by other companies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements may include information regarding trends and expectations for the Company’s products and technology, demand for the Company’s products, the Company’s expected financial performance, expenses, and position in the market and outlook for fiscal year 2022, and the impact of COVID-19 and its variants on the Company’s operations and those of its customers. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2022, which was filed with the U.S. Securities and Exchange Commission (SEC) on May 11, 2022, and available at www.SEC.gov. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. All statements other than statements of historical fact are forward-looking statements. Except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business.

About Minerva Surgical, Inc.

Minerva Surgical is a commercial-stage medical technology company focused on developing, manufacturing, and commercializing minimally invasive solutions to meet the distinct uterine healthcare needs of women. The Company has established a broad product line of commercially available, minimally invasive alternatives to hysterectomy, which are designed to address the most common causes of Abnormal Uterine Bleeding (AUB) in most uterine anatomies. The Minerva Surgical solutions can be used in a variety of medical treatment settings and aim to address the drawbacks associated with alternative treatment methods and to preserve the uterus by avoiding unnecessary hysterectomies.

Contact:
Media/Press: Mike Clapper– mike.clapper@minervasurgical.com

Investors: Caroline Corner- caroline.corner@westwicke.com

www.minervasurgical.com

www.AUBandMe.com

Minerva Surgical, Inc.

Statements of Operations

(unaudited, in thousands)

	Three Months Ended March 31
	2022	2021
Revenues	$10,935	$11,838
Cost of goods sold	5,522	5,005
Gross profit	5,413	6,833
Operating expenses
Sales and marketing	9,473	6,469
General and administrative	4,985	4,003
Research and development	1,255	1,151
Total operating expenses	15,713	11,623
Loss from operations	(10,300)	(4,790)
Interest income	9	1
Interest expense (includes $nil million and $1.4 million to related parties in three months ended March 31, 2022 and 2021, respectively)	(632)	(3,451)
Change in fair value of derivative liabilities	—	(6,121)
Other income (expense), net	(2)	(587)
Net loss before income taxes	(10,925)	(14,948)
Income tax benefit (expense)	—	—
Net loss	$(10,925)	$(14,948)
Net loss per share attributable to common stockholders, basic and diluted	$(0.38)	$(12.77)
Weighted-average common shares used in computing net loss per share, basic and diluted	28,480,745	1,170,458

Minerva Surgical, Inc.

Balance Sheets

(unaudited, in thousands, except share and per share amounts)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$27,904	$40,608
Restricted cash, current	7,283	7,283
Accounts receivable, net	7,150	7,292
Inventory	16,004	15,682
Prepaid expenses and other current assets	3,142	4,139
Total current assets	61,483	75,004
Restricted cash, net of current portion	524	524
Intangible assets, net	32,938	34,970
Property and equipment, net	4,817	4,594
Operating lease right-of-use asset	741	—
Total assets	$100,503	$115,092
Liabilities and stockholders’ equity
Current Liabilities:
Accounts payable	$3,061	$3,629
Accrued compensation	2,887	3,518
Accrued liabilities	10,748	10,662
Contingent consideration liability, current	8,943	5,000
Operating lease liability	831	—
Total current liabilities	26,470	22,809
Long-term debt	39,146	39,085
Operating lease liability, net of current portion	143	—
Contingent consideration liability, net of current portion	—	9,094
Total liabilities	65,759	70,988
Stockholders` equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized as of March 31, 2022 and December 31, 2021, respectively; no shares issued and outstanding as of March 31, 2022 and December 31, 2021	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized as of March 31, 2022 and December 31, 2021; 28,827,449 and 28,822,283 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	28	28
Additional paid-in capital	295,186	293,621
Accumulated other comprehensive income	11	11
Accumulated deficit	(260,481)	(249,556)
Total stockholders’ equity	34,744	44,104
Total liabilities and stockholders’ equity	$100,503	$115,092

Non-GAAP Financial Measures

Adjusted EBITDA and Adjusted EBITDA Margin: The following table presents reconciliation of net income (loss) to adjusted EBITDA for each of the periods indicated.

	Three Months Ended March 31
(in thousands, except percentage figures)	2022	2021

Net Loss	$(10,925)	$(14,948)
Depreciation and amortization	2,668	2,643
Interest (income) expense, net	623	3,450
EBITDA	$(7,634)	$(8,855)
EBITDA margin	(69.8%)	(74.8%)
Adjustments:
Stock-based compensation expense	1,523	131
Change in fair value of redeemable convertible preferred stock warrant liability	—	582
Change in fair value of contingent consideration liability	(151)	(204)
Change in fair value of derivative liabilities	—	6,121
Adjusted EBITDA	$(6,262)	$(2,225)
Adjusted EBITDA margin	(57.3%)	(18.8%)